Exhibit 99.1

For Immediate Release	Contact: Richard Schmaeling
November 2, 2017	Executive Vice President and CFO, Entercom (610) 660-5686
Richard.Schmaeling@entercom.com

ENTERCOM COMMUNICATIONS CORP.

REPORTS THIRD QUARTER RESULTS

ANNOUNCES 20% INCREASE IN ANNUAL DIVIDEND AND

$100 MILLION SHARE REPURCHASE PROGRAM

TRANSFORMATIONAL MERGER WITH CBS RADIO

EXPECTED TO CLOSE AS EARLY AS NOVEMBER 17

Bala Cynwyd, PA—Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended September 30, 2017.

Highlights

•	Net revenues increased 1% to $122.3 million, compared to $121.6 million in the third quarter of 2016

•	Operating income was $13.5 million, after $8.8 million of merger and acquisition costs, compared to $25.7 million in the third quarter of 2016

•	Net income per diluted share was $0.09, compared to net income per diluted share of $0.28 in the third quarter of 2016

•	Same station net revenues decreased by 1% excluding political

•	Adjusted EBITDA decreased 12% to $26.7 million

•	Announced settlement with U.S. Department of Justice, clears path for merger with CBS Radio

•	Increased dividend by 20% to $0.36 per share on an annualized basis

•	$100 million share repurchase program authorization, with $30 million expected to be repurchased by the end of 2018

David J. Field, President and Chief Executive Officer, stated: “These are exciting times at Entercom as we count down the days before closing our game changing merger with CBS Radio. Entercom will be one of the radio industry’s two largest companies with an extraordinary lineup of highly rated, award winning radio stations, digital platforms and live events and a robust set of meaningful scale-driven value-creation opportunities. We are looking forward to deploying our extensive plans to drive growth in the business through a significant series of enhancements and investments across the organization.”

Additional Information

On November 1, the Company announced a settlement with the Antitrust Division of the U.S. Department of Justice that will allow it to move forward with its proposed merger with CBS Radio. Entercom now expects the transaction to close as early as November 17, pending approval from the Federal Communications Commission.

In anticipation of the completion of its merger with CBS Radio and consistent with its policy of balancing debt repayment with returns to shareholders, the Company announced today that it has increased its dividend to an annual amount of $0.36 per share, beginning with the dividend to be paid in the fourth quarter of 2017. A quarterly dividend of $0.09 per share will paid on December 15, 2017 to shareholders of record on November 28, 2017.

The Company also announced that its Board of Directors authorized a $100 million share repurchase program. The Company currently anticipates repurchasing approximately $30 million in Class A common stock by the end of 2018, subject to market conditions.

During the quarter, the Company made a strategic investment in and entered into a partnership with Cadence13, a leading creator of premium, personality-based podcasts and other on-demand audio. The Company purchased a 45 percent stake (with an option to purchase the remainder) in Cadence13 and entered into a multi-year services agreement under which Cadence13 will dedicate significant resources to enable the Company to leverage its deep roster of local talent and accelerate the growth of its on-demand audio content.

Third quarter results include $8.8 million in merger and acquisition costs related to the Company’s pending merger with CBS Radio, which were primarily for legal and consulting services.

As of September 30, 2017, the Company had outstanding $480.6 million of senior debt under its credit facilities and $27.8 million in perpetual cumulative convertible preferred stock. In addition, the Company had $5.4 million in cash on hand.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on Thursday November 2, 2017 at 10:00 AM Eastern Time and will conduct “live Q&A” following its prepared remarks. The public may access the conference call by dialing 888-889-0278 (passcode: Entercom). A replay of the conference call will be available and can be accessed either by dialing 866-468-7655 or by visiting the Company’s website: www.entercom.com. Additional information and reconciliation of same station results are available on the Company’s website at www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Station Operating Income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs, other expenses related to the refinancing and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); total other expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); impairment loss, merger and acquisition costs, preferred stock dividends and non-recurring expense recognized for restructuring charges or similar costs, including transition and integration costs, and gain or loss on sale or disposition of assets.

Adjusted Free Cash Flow consists of operating income (loss): (i) plus depreciation and amortization, net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss; merger and acquisition costs, other expenses related to the refinancing, loss on extinguishment of debt, other income and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and (ii) less net interest expense (excluding amortization of deferred financing costs), preferred stock dividends, taxes paid, capital expenditures and amortizable intangibles.

Adjusted Net Income (Loss) consists of net income (loss) available to common shareholders adjusted to exclude: (i) income taxes (benefit) as reported; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs, other expenses related to the refinancing, loss on extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 40% without discrete items of tax.

Adjusted Net Income Per Share includes any dilutive equivalent shares when not anti-dilutive. Convertible Preferred Stock is treated as if it never converted for the purposes of Adjusted Net Income Per Share.

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, same station net revenues, same station expenses, same station operating income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Free Cash Flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., Adjusted Net Income and Adjusted Net Income Per Share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to the refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. For purposes of comparability income taxes are reflected at the expected federal and state income tax rate of 40% without adjustment for discrete tax adjustments.

Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms S-4, 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

About Entercom Communications Corp.

Entercom Communications Corp. (NYSE: ETM) is a leading media and entertainment company in the U.S., reaching and engaging more than 40 million people a week through its portfolio of highly rated stations in top markets across the country. Entercom is a purpose-driven company, deeply committed to entertaining and informing its listeners with the best locally curated music, news, sports, and talk content, driven by compelling local personalities. Entercom delivers superior ROI by connecting its customers and audiences through its leading local brands and unparalleled local marketing solutions and its SmartReach Digital product suite. Learn more about Philadelphia-based Entercom at www.Entercom.com, Facebook and Twitter (@Entercom).

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
STATEMENTS OF OPERATIONS
Net Revenues	$122,299	$121,641	$346,270	$340,221

Station Expenses	87,492	83,717	255,085	239,480
Station Expense - Non-Cash Compensation	361	372	937	962
Corporate Expenses	8,137	7,527	25,084	21,190
Corporate Expenses - Non-Cash Compensation	1,198	1,270	3,692	3,698
Depreciation And Amortization	2,904	2,488	8,068	7,452
Time Brokerage Agreement Expense	—	—	34	—
Merger And Acquisition Costs	8,825	670	24,925	670
Impairment Loss	—	—	441	62
Net Gain (Loss) On Sale Or Disposition of Assets	(103)	(91)	13,155	(1,310)

Total Operating Expenses	108,814	95,953	331,421	272,204

Operating Income	13,485	25,688	14,849	68,017

Net Interest Expense	6,476	9,014	18,586	27,553
Other (Income) Expense	—	(2,299)	—	(2,299)

Income (Loss) Before Income Taxes	7,009	18,973	(3,737)	42,763
Income Taxes (Benefit)	2,909	7,553	(4,921)	16,097

Net Income Available To The Company	4,100	11,420	1,184	26,666
Preferred Stock Dividend	663	526	1,763	1,351

Net Income (Loss) Available To Common Shareholders	$3,437	$10,894	$(579)	$25,315

Net Income (Loss) Available To Common Shareholders Per Share - Basic	$0.09	$0.28	$(0.01)	$0.66

Net Income (Loss) Available To Common Shareholders Per Share - Diluted	$0.09	$0.28	$(0.01)	$0.64

Dividends Declared And Paid Per Common Share	$0.275	$0.075	$0.425	$0.15

Weighted Common Shares Outstanding - Basic	38,955	38,485	38,948	38,457

Weighted Common Shares Outstanding - Diluted	39,728	41,433	38,948	39,374

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Capital Expenditures	$5,311	$2,278	$12,056	$4,316
Amortizable Intangibles	$364	$72	$663	$188
Income Taxes Paid	$175	$131	$352	$339
Cash Dividends On Common Stock Declared And Paid	$10,713	$2,886	$16,550	$5,772
Cash Dividends On Preferred Stock Declared And Paid	$550	$413	$1,650	$1,238

SELECTED BALANCE SHEET DATA	September 30,
	2017	2016
Cash and Cash Equivalents	$5,386	$9,908
Senior Debt - Term B Loan And Other (Includes Current Portion)	$458,074	$225,090
Senior Debt - Revolver (Includes Current Portion)	$22,500	$—
Senior Notes	$—	$218,549
Perpetual Cumulative Convertible Preferred Stock	$27,845	$27,732
Total Shareholders’ Equity	$383,057	$383,347

OTHER FINANCIAL DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation Of GAAP Station Operating Expenses To Station Expenses
Station Operating Expenses	$87,853	$84,089	$256,022	$240,442
Station Expenses - Non-Cash Compensation	(361)	(372)	(937)	(962)

Station Expenses	$87,492	$83,717	$255,085	$239,480

Reconciliation Of GAAP Corporate General & Administrative Expenses To Corporate Expenses
Corporate General & Administrative Expenses	$9,335	$8,797	$28,776	$24,888
Corporate Expenses - Non-Cash Compensation	(1,198)	(1,270)	(3,692)	(3,698)

Corporate Expenses	$8,137	$7,527	$25,084	$21,190

Reconciliation Of GAAP Operating Income To Station Operating Income
Operating Income	$13,485	$25,688	$14,849	$68,017
Corporate Expenses	8,137	7,527	25,084	21,190
Corporate Expenses - Non-Cash Compensation	1,198	1,270	3,692	3,698
Station Expenses - Non-Cash Compensation	361	372	937	962
Depreciation And Amortization	2,904	2,488	8,068	7,452
Merger And Acquisition Costs	8,825	670	24,925	670
Impairment Loss	—	—	441	62
Time Brokerage Agreement Expense	—	—	34	—
Net Gain (Loss) On Sale Or Disposition of Assets	(103)	(91)	13,155	(1,310)

Station Operating Income	$34,807	$37,924	$91,185	$100,741

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted EBITDA
Net Income (Loss) Available To Common Shareholders	$3,437	$10,894	$(579)	$25,315
Income Taxes (Benefit)	2,909	7,553	(4,921)	16,097
Net Interest Expense	6,476	9,014	18,586	27,553
Other (Income) Expense	—	(2,299)	—	(2,299)
Corporate Expenses - Non-Cash Compensation	1,198	1,270	3,692	3,698
Station Expenses - Non-Cash Compensation	361	372	937	962
Depreciation And Amortization	2,904	2,488	8,068	7,452
Time Brokerage Agreement Expense	—	—	34	—
Preferred Stock Dividend	663	526	1,763	1,351
Merger And Acquisition Costs	8,825	670	24,925	670
Transition Costs	—	—	1,419	—
Impairment Loss	—	—	441	62
Net Gain (Loss) On Sale Or Disposition of Assets	(103)	(91)	13,155	(1,310)

Adjusted EBITDA	$26,670	$30,397	$67,520	$79,551

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted Free Cash Flow
Net Income (Loss) Available To Common Shareholders	$3,437	$10,894	$(579)	$25,315
Depreciation And Amortization	2,904	2,488	8,068	7,452
Deferred Financing Costs Included In Interest Expense	586	610	1,752	1,929
Amortization Of Original Issue Discount Included In Interest Expense	—	96	—	280
Non-Cash Compensation Expense	1,559	1,642	4,629	4,660
Merger And Acquisition Costs	8,825	670	24,925	670
Transition Costs	—	—	1,419	—
Impairment Loss	—	—	441	62
Net Gain (Loss) On Sale Or Disposition of Assets	(103)	(91)	13,155	(1,310)
Other Income	—	(2,299)	—	(2,299)
Income Taxes (Benefit)	2,909	7,553	(4,921)	16,097

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Capital Expenditures	(5,311)	(2,278)	(12,056)	(4,316)
Amortizable Intangibles	(364)	(72)	(663)	(188)
Income Taxes Paid	(175)	(131)	(352)	(339)

Adjusted Free Cash Flow	$14,267	$19,082	$35,818	$48,013

Reconciliation Of GAAP Operating Income To Adjusted Free Cash Flow:
Operating Income	$13,485	$25,688	$14,849	$68,017
Depreciation and Amortization	2,904	2,488	8,068	7,452
Non-Cash Compensation Expense	1,559	1,642	4,629	4,660
Net Interest Expense, Excluding Deferred Financing Costs & OID	(5,890)	(8,308)	(16,834)	(25,344)
Preferred Stock Dividend	(663)	(526)	(1,763)	(1,351)
Capital Expenditures	(5,311)	(2,278)	(12,056)	(4,316)
Amortizable Intangibles	(364)	(72)	(663)	(188)
Merger And Acquisition Costs	8,825	670	24,925	670
Transition Costs	—	—	1,419	—
Impairment Loss	—	—	441	62
Net Gain (Loss) On Sale Or Disposition of Assets	(103)	(91)	13,155	(1,310)
Income Taxes Paid	(175)	(131)	(352)	(339)

Adjusted Free Cash Flow	$14,267	$19,082	$35,818	$48,013

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted Net Income
Net Income (Loss) Available To Common Shareholders	$3,437	$10,894	$(579)	$25,315
Preferred Stock Dividend	663	526	1,763	1,351
Income Taxes (Benefit)	2,909	7,553	(4,921)	16,097
Merger And Acquisition Costs	8,825	670	24,925	670
Transition Costs	—	—	1,419	—
Impairment Loss	—	—	441	62
Other Income	—	(2,299)	—	(2,299)
Net Gain (Loss) On Sale Or Disposition of Assets	(103)	(91)	13,155	(1,310)
Non-Cash Compensation Expense	1,559	1,642	4,629	4,660

Adjusted Income Before Income Taxes	17,290	18,895	40,832	44,546
Income Taxes	6,916	7,558	16,333	17,818

Adjusted Net Income Available To The Company	10,374	11,337	24,499	26,728
Preferred Stock Dividend	663	526	1,763	1,351

Adjusted Net Income	$9,711	$10,811	$22,736	$25,377

Numerator For Purposes Of Computing Adjusted Net Income Per Share - Diluted
Adjusted Net Income	$9,711	$10,811	$22,736	$25,377
Preferred Stock Dividend, Treated As If Preferred Never Converted	—	—	—	—

	$9,711	$10,811	$22,736	$25,377

Weighted Average Diluted Shares Outstanding For Purposes Of Computing Adjusted Net Income Per Share - Diluted
Weighted Common Shares Outstanding - Diluted As Reported	39,728	41,433	38,948	39,374
Preferred Stock Dividend, Treated As If Preferred Never Converted	—	(1,934)	—	—
Diluted Shares Excluded When Reporting A Net Loss	—	—	973	—

	39,728	39,499	39,921	39,374

Adjusted Net Income Per Share - Diluted	$0.24	$0.27	$0.57	$0.64